Exhibit 4c

[FORM OR REGISTERED GLOBAL SECURITY]

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE MADE EXCEPT IN LIMITED CIRCUMSTANCES.

          UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT THEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	REGISTERED

Number
R-1	U.S.$300,000,000

FORTUNE BRANDS, INC.
4 7/8% Notes Due 2013

CUSIP 349631 AK 7

          FORTUNE BRANDS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS on December 1, 2013 and to pay interest, semiannually on June 1 and December 1 of each year commencing June 1, 2004, on said principal sum at the rate of 4 7/8% per annum, from the June 1 or December 1, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on the Securities, in which case from November 20, 2003, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a May 15 or November 15, as the case may be, and before the following June 1 or December 1, this Security shall bear interest from such June 1 or December 1; provided, however, that if the Company shall default in the payment of interest due on such June 1 or December 1, then this Security shall bear interest from the next preceding June 1 or December 1 to which interest has been paid, or, if no interest has been paid on the Securities, from November 20, 2003. The interest so payable on any June 1 or December 1 will, subject to certain exceptions provided in the Indenture (the “Indenture”) dated as of April 15, 1999, between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Securities of this series), be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the May 15 or November 15, as the case may be, next preceding such June 1 or December 1. The principal of (and premium, if any) and interest on this Security are payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that interest may be paid, at the option of the Company, by check mailed to the Person entitled thereto at its address on the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in said Indenture.

          This Security is one of a duly authorized issue of Securities of the Company designated as its 4 7/8% Notes Due 2013 (Securities of such series being hereinafter called the “Securities”), limited in aggregate principal amount to $300,000,000 issued and to be issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

          Except as otherwise provided in the Indenture, this Security will be issued in global form only registered in the name of the Depositary or its nominee. This Security will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Security shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin and currency, herein prescribed.

          The Securities will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities then outstanding to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 12.5 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

     “Treasury rate” means, with respect to any redemption date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

     The treasury rate will be calculated by the independent investment banker on the third business day preceding the date fixed for redemption.

          “Comparable treasury issue” means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term (“remaining life”) of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Securities.

          “Comparable treasury price” means (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.

          “Independent investment banker” means either J.P. Morgan Securities Inc. or Credit Suisse First Boston LLC, as specified by the Company, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by the Company.

          “Reference treasury dealer” means (1) J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC and their respective successors, provided, however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), the Company will substitute therefor another primary treasury dealer and (2) any other primary treasury dealer selected by the Company after consultation with the independent investment banker.

          “Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          The Company will mail a notice of redemption to each Holder of Securities to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults on the payment of the redemption price, interest will cease to accrue on the Securities or portions thereof called for redemption on the redemption date. If fewer than all of the Securities are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Securities or portions thereof for redemption from the Outstanding Securities not previously called by such method as the Trustee deems fair and appropriate.

          Section 4.03 (including subparagraph (4) thereof and clause (B), but not clause (A), of such subparagraph) and Section 10.10 (including subparagraph (5) thereof) of the Indenture contain provisions applicable to this Security that provide for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default upon compliance by the Company with certain conditions set forth therein.

          As provided in the Indenture and subject to certain limitations therein set forth, this Security may be registered for transfer on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by, the registered Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Company may, from time to time, without notice to or the consent of the Holders of the Securities, increase the aggregate principal amount of the Securities which may be authenticated and delivered under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Securities so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Securities previously issued, and such additional Securities will form a single series with the Securities.

          The Securities are issuable only as Registered Securities in denominations of integral multiples of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Registered Securities of different authorized denominations, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company or the Trustee nor any such agent shall be affected by notice to the contrary.

          If an Event of Default, as defined in the Indenture, with respect to the Securities shall occur, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Securities of this series and of each other series issued under the Indenture and affected by such amendment or modification. The Indenture also permits the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive certain past defaults under the Indenture with respect to the Securities and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not a notation of such consent or waiver is made upon this Security.

          No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor Person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          Except as otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of said State.

          Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 20, 2003

FORTUNE BRANDS, INC.

By: /s/ Mark Hausberg

Mark Hausberg Senior Vice President – Finance and Treasurer

[SEAL]

Attest:

/s/ Mark A. Roche

Secretary

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMorgan Chase Bank, as Trustee

By:

Authorized Officer

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